UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

UNIQURE N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To be held on October 24, 2018

To the Shareholders of uniQure N.V.:

Notice is hereby given that an Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) of uniQure N.V., a public company with limited liability ( naamloze vennootschap ) under the laws of the Netherlands (the “Company,” “uniQure,” or “we”), will be held on October 24, 2018, at 9:30 a.m., Central European Summer Time, at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, for the following purposes:

I.	Opening and announcements;
II.	Appointment of Robert Gut, M.D., Ph.D. as an executive director (voting proposal no. 1);
III.	Any other business that may properly come before the meeting or any adjournment of the meeting; and
IV.	Closing of the meeting.

Each person authorized to attend the Extraordinary Meeting may inspect the Agenda at the office of uniQure.

Our Board of Directors (our “Board”) recommends that you vote “FOR” the voting proposal noted above.

The record date is set at the close of business on September 26, 2018 Eastern Daylight Time (“EDT”) and, therefore, only the Company’s shareholders of record at the close of business on September 26, 2018 EDT are entitled to receive this notice (this “Notice”) and to vote at the Extraordinary Meeting and any adjournment thereof.

Only shareholders who have given notice in writing to the Company by the close of business October 23, 2018 of their intention to attend the Extraordinary Meeting in person are entitled to attend the Extraordinary Meeting in person. The conditions for attendance at the Extraordinary Meeting are as follows:

1.             Shareholders of record (“Registered Shareholders”) must (i) notify the Company of their intention to attend the Extraordinary Meeting by submitting their name and the number of registered shares held by them through the Company’s email address at investors@uniQure.com no later than the close of business October 23, 2018 EDT and (ii) bring a form of personal picture identification to the Extraordinary Meeting; and

2.             Holders of shares held in street name (“Beneficial Holders”) must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them which confirms they are authorized to take part in and vote at the Extraordinary Meeting. These Beneficial Holders must (i) notify the Company of their intention to attend the Extraordinary Meeting by submitting their name and the number of shares beneficially owned by them through the Company’s email address at investors@uniQure.com no later than close of business on October 23, 2018 EDT, (ii) bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date to the Extraordinary Meeting, (iii) bring the proxy issued to them by their financial intermediary to the Extraordinary Meeting and (iv) bring a form of personal picture identification to the Extraordinary Meeting.

A proxy statement more fully describing the matters to be considered at the Extraordinary Meeting (the “Proxy Statement”) is attached to this Notice.

We have opted to provide our materials pursuant to the full set delivery option in connection with the Extraordinary Meeting. Under the full set delivery option, a company delivers all proxy materials to its shareholders. The approximate date on which the Proxy Statement and Proxy Card are intended to be first sent or given to the

Company’s shareholders (each a “Shareholder”, and collectively, the “Shareholders”) is September 27, 2018. This delivery can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, the Company must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice of Extraordinary General Meeting of Shareholders, Proxy Statement, proxy card. These materials are available free of charge at http://www.edocumentview.com/QURE.

Your vote is important regardless of the number of uniQure ordinary shares that you own. If you do not plan on attending the Extraordinary Meeting and if you are a Registered Shareholder, please vote via the Internet or, if you are a Beneficial Holder, please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting.  You may submit your voting instruction form by mail.  If you are a Registered Shareholder, you also may vote by telephone or by submitting a proxy card by mail.  If you are a Beneficial Holder, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone.  Follow the instructions on the voting instruction form you receive from your broker or nominee.  You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.  If you attend the meeting, you may withdraw your proxy and vote your shares personally.

All proxies submitted to us will be tabulated by Computershare. All shares voted by Registered Shareholders present in person at the Extraordinary Meeting will be tabulated by the secretary designated by the chairman of the Extraordinary Meeting.

All shareholders are extended an invitation to attend the Extraordinary Meeting.

By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer and Executive Director
September 26, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on October 24, 2018

The Proxy Statement and our Proxy Card, are available at

http://www.edocumentview.com/QURE.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in the following proxy statement for the Extraordinary General Meeting of Shareholders are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by those sections. Forward-looking statements are based on our current expectations of future events, and are generally identified by words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 14, 2018, in “Part I, Item 1A, Risk Factors” and our most recent Quarterly Report on Form 10-Q filed with the SEC on August 8, 2018. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in our annual and quarterly reports as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our annual and quarterly reports are not exclusive and further information concerning our company and our businesses, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held on October 24, 2018, at 9:30 a.m., Central European Summer Time

This proxy statement (the “Proxy Statement”), which includes the explanatory notes to the agenda for the Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”), and the accompanying proxy card (the “Proxy Card”), are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure” or “we”), for the Extraordinary Meeting.  The Extraordinary Meeting will be held October 24, 2018, at 9:30 a.m CEST, and at any adjournment thereof, at the Company’s principal executive offices, Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

The approximate date on which the Proxy Statement and Proxy Card are intended to be first sent or given to the Company’s shareholders (each a “Shareholder”, and collectively, the “Shareholders”) is September 27, 2018.

The purposes of the Extraordinary Meeting are to discuss and/or vote on the following:

I.                                      Opening and announcements;

II.                                 Appointment of Robert Gut, M.D., Ph.D. as an executive director (voting proposal no. 1);

III.                            Any other business that may properly come before the meeting or any adjournment of the meeting; and

IV.                             Closing of the meeting.

Who May Vote

Shareholders of record of our ordinary shares (the “Ordinary Shares”) as of the close of business on September 26, 2018 (the “Record Date”) are entitled to receive notice and to vote at the Extraordinary Meeting and any adjournment thereof.  On August 31, 2018, we had issued and outstanding 37,252,787 Ordinary Shares.  We have no other securities entitled to vote at the Extraordinary Meeting.  Each Ordinary Share is entitled to one vote on each matter. There is no cumulative voting.

A list of Shareholders entitled to vote at the Extraordinary Meeting will be available at the Extraordinary Meeting and will also be available for ten (10) days prior to the Extraordinary Meeting, during regular office hours, at the principal executive offices of the Company, located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by contacting investor relations.

Under our Articles of Association and the Nasdaq rules, the presence at the Extraordinary Meeting of 33 1/3% of the outstanding Ordinary Shares, represented in person or by proxy, is required for a quorum.  “Abstentions” and “broker non-votes,” if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at the meeting.

“Broker non-votes” are shares represented at the Extraordinary Meeting held by brokers, bankers or other nominees (i.e., in “street name”) and are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may not vote to elect directors, because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters.  This is a “broker non-vote.”

Methods of Voting

If you are a record holder of Ordinary Shares as of the close of business on September 26, 2018, you may vote as follows:

•                        By Internet.  Access the website of the Company’s tabulator, Computershare, at: http://www.investorvote.com/QURE, using the voter control number printed on the furnished proxy card.  Your shares will be voted in accordance with your instructions.  You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.  If you vote on the Internet, you also may request electronic delivery of future proxy materials.

•                        By Telephone.  Call 1-800-652-8683 toll-free from the U.S., U.S. territories and Canada and follow the instructions on the enclosed proxy card.  Your shares will be voted in accordance with your instructions.  You must specify how you want your shares voted or your telephone vote cannot be completed. You must have the control number that is included on the proxy card when voting.

•                        By Mail.  Complete and mail a proxy card in the enclosed postage prepaid envelope to the address provided.  Your proxy will be voted in accordance with your instructions.  If you are mailed or otherwise receive or obtain a proxy card, and you choose to vote by telephone or by Internet, you do not have to return your proxy card.

•                        In Person at the Meeting.  If you attend the Extraordinary Meeting, be sure to bring a form of personal picture identification with you. You may deliver your completed proxy card in person, or you may vote in person at the Extraordinary Meeting.  Directions to the Extraordinary Meeting are available by contacting Investor Relations at, uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com.

If your Ordinary Shares are held in street name (held for your account by a broker or other nominee) as of the close of business on September 26, 2018, you may vote:

•                        By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•                        By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•                        In Person at the Meeting. If you attend the meeting, in addition to personal picture identification, you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

Board’s Recommendations

The Board recommends a vote:

•                       Voting Proposal No. 1: “FOR” appointment of Robert Gut, M.D., Ph.D. to the Board.

Voting by Proxy

The Ordinary Shares represented by any proxy duly given will be voted at the Extraordinary Meeting in accordance with the instructions of the Shareholder.  You may vote “FOR” or “AGAINST” or “ABSTAIN” from the proposal. If no specific instructions are given, the shares will not be voted.  In addition, if any other matters come before the Extraordinary Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted.  Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of Investor Relations uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, or by your attendance and voting in person at the Extraordinary Meeting or any adjournment thereof.  Unless so revoked, the shares represented by a proxy, if received in time, will be voted in accordance with the directions given therein.

If the Extraordinary Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Extraordinary Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Extraordinary Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of shares you own or your intention to attend the Extraordinary Meeting, to vote as soon as possible by proxy.  You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by electronic mail or by phone through agents of the Company.  Additionally, the employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, electronic mail, facsimile or mail.  The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them. The Company will not be making a solicitation through specially engaged employees or paid solicitors.

Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement will be delivered to an address where two or more Shareholders reside unless we have received contrary instructions from a Shareholder residing at such address.  A separate Proxy Card will be delivered to each Shareholder at the shared address.

If you are a Shareholder who lives at a shared address and you would like additional copies of the Proxy Statement, or any future annual reports or proxy statements, please contact Investors Relations, uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com, and we will promptly mail you copies.  This Proxy Statement is also available at http://www.edocumentview.com/QURE.  If you are receiving multiple copies of this Proxy Statement at your household and wish to receive only one, please contact Investor Relations at the mailing address, phone number or email address listed above.

Voting Results

The preliminary voting results will be announced at the Extraordinary Meeting. The final results will be disclosed in a Current Report on Form 8-K within four days after the meeting date.

Status as an “emerging growth company”

We are currently treated as an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in February 2014, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.  We have determined that we have become a large accelerated filer as of June 30, 2018 and therefore will lose our “emerging growth company” status as of the last day of the 2018 fiscal year.

Contact for Additional Questions

If you hold your shares directly, please contact Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com. If your shares are held in street name, please use the contact information provided on your voting instruction form or contact your broker or nominee holder directly.

AGENDA ITEM I—OPENING AND ANNOUNCEMENTS

The Chairman will open the Extraordinary Meeting and make any announcements.

AGENDA ITEM II

VOTING PROPOSAL NO. 1 — BOARD APPOINTMENT

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance.  Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports provided to them.

The Board is currently made up of eight directors. The term of office of one executive director, Matthew Kapusta, is scheduled to expire on the date of the 2019 annual meeting (the “2019 Annual Meeting”); the term of office of four non-executive directors, Jack Kaye, David Schaffer, Madhavan Balachandran and Jeremy Springhorn is scheduled to expire on the date of the 2020 annual meeting (the “2020 Annual Meeting”); the term of office of three non-executive directors, Paula Soteropoulos, Philip Astley-Sparke and David Meek, is scheduled to expire on the date of the 2021 annual meeting (the “2021 Annual Meeting”). Under the Company’s Articles of Association, all directors may hold office for a maximum term of four years, or until their earlier death, resignation, removal or disqualification. However, the current practice of the Board is to nominate directors for terms of three years, or until their earlier death, resignation, removal or disqualification. Our Articles of Association do not require the terms of the directors be staggered.

Dr. Gut served as one of our non-executive directors from our annual general meeting of shareholders in June 2018 (the “2018 AGM”) until his resignation in August 2018 to become our Chief Medical Officer.  Under Dutch law and our Articles of Association, Dr. Gut could not serve simultaneously in the employment of uniQure as our Chief Medical Officer and as one of our non-executive directors. The non-executive directors, following the recommendation of the Nominating and Corporate Governance Committee, have made a binding nomination to appoint Dr. Gut as an executive director in accordance with article 7.2 of our Articles of Association.  The non-executive directors believe that Dr. Gut’s unique experience makes him well qualified to continue serving as our Chief Medical Officer. The non-executive directors also believe that Dr. Gut’s previous experience and current work as our Chief Medical Officer makes him well qualified to be one of our executive directors.

The Board of Directors recommends a vote “FOR” the election of the nominee listed below.

The name and age as of the Record Date of the individual who is our nominee for election as executive director is:

Name	Age	Position
Robert Gut, M.D., Ph.D.	53	Chief Medical Officer

ROBERT GUT, M.D., PH.D. Dr. Robert Gut, age 53, has nearly 20 years of experience in the biopharmaceutical industry leading clinical development and medical affairs activities in hematology and other therapeutic areas. Dr. Gut was elected as one of our non-executive directors at our annual general meeting of shareholders in June 2018 but resigned from the Board to become our Chief Medical Officer in August 2018. For the majority of his career, Dr. Gut served as Vice President, Clinical Development & Medical Affairs at Novo Nordisk Inc., where he headed the company’s U.S. Biopharm Medical organization. Over past years, Dr. Gut’s contributions have helped achieve six FDA product approvals and three new product indications. Dr. Gut has supported the launch of nine new products, overseeing medical activities including medical science liaison team building and health economics and outcomes research. He has also served as a member of the Advisory Committees for Reproductive Health Drugs and Drug Safety and Risk Management for the FDA’s Center for Drug Evaluation and Research. Dr. Gut served as the Chief Medical Officer of Versartis, Inc. from September 2017 to June 2018 and received his Doctor of Medicine degree from the Medical University of Lublin, and his Doctorate degree from Lublin Institute of Medicine, Poland. He attended numerous postgraduate programs at Wharton, Stanford and Harvard Business School.

Dr. Gut previously served as a non-executive director of the Company from June 2018 until August 2018, when he became Chief Medical Officer of the Company. As a non-executive director, Dr. Gut received an equity grant for 10,000 Ordinary Shares, which is the Company’s standard equity grant for non-executive directors. The option vests over three years and has an exercise price of $35.40 per share. As Chief Medical Officer of the Company, Dr. Gut is paid a base salary of $425,000 per year, subject to annual review.  Additionally, Dr. Gut is eligible for a retention and performance bonus of up to 40% of his base salary, to be determined by the Company in its sole discretion. In connection with accepting the position, Dr. Gut is entitled to be reimbursed for up to $75,000 in connection with his move to the Boston area.  Pursuant to Dr. Gut’s employment agreement, in September 2018 the Board granted Dr. Gut 35,000 Restricted Share Units (“RSUs”) and an option to purchase 70,000 Ordinary Shares, vesting over the standard vesting conditions used by the Board under the Company’s 2014 Restated Plan.  Dr. Gut currently holds no Ordinary Shares in the Company.

Under Dr. Gut’s employment agreement, in the event of a Change of Control of the Company (as defined below), any equity held by Dr. Gut pursuant to his employment agreement and the Company’s 2014 Restated Plan will vest and be deemed fully exercisable for a period of eighteen months following the date of the Change of Control.  A Change of Control means: (i) any person not affiliated with the Company becomes beneficial owner of 40% or more of the voting power of the Company (other than as a result of an acquisition of securities directly from the Company); (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior the appointment or election; or (iii) the consummation of (a) any consolidation or merger where the shareholders of the Company would not beneficially own shares representing more than 50% of the voting shares of the surviving Company (or its ultimate parent corporation, if any), or (b) any sale or transfer of all or substantially all of the assets of the Company.

Dr. Gut’s employment with the Company is at-will; both Dr. Gut and the Company may end the employment relationship for any reason, at any time, with or without cause or notice. In the event that Dr. Gut’s employment with the Company ends due to his death, disability, termination for Cause (as defined below), or resignation without Good Reason and upon 30 days written notice to the Company (as defined below), Dr. Gut will only be entitled to Accrued Benefits (as defined below.)  In the event that Dr. Gut’s employment ends at the option of the Company without Cause, by Dr. Gut for Good Reason upon 30 days written notice to the Company, or upon a Change of Control (as defined above), Dr. Gut is entitled to Accrued Benefits and a lump sum severance payment equal to 100% of his annual Base Salary.

In Dr. Gut’s employment agreement, Cause means a good faith determination by the Company of one of the following: (i) Dr. Gut has willfully or repeatedly failed to perform his material duties, including after written notice; (ii) any reckless or grossly negligent act which could have the foreseeable effect of injuring the interest, business or reputation of the Company; (iii) use of illegal drugs or narcotics or an excessive amount of alcohol; (iv) indictment or conviction or entering of a guilty plea or plea of no contest with respect to a felony; (v) the conviction for or entering of a guilty plea or plea of no contest with respect to a misdemeanor which involves moral turpitude, deceit, dishonesty or fraud; (vi) conduct constituting misappropriation of embezzlement of the property of the Company; (vii) material breach by Dr. Gut of his fiduciary duty to the Company; or (viii) any material breach of Dr. Gut’s confidentiality, developments and restrictive covenants agreement.  Good Reason means that Dr. Gut has complied with the required process following the occurrence of the following without his written consent: (i) material diminution of Dr. Gut’s responsibilities, authority and function; (ii) a material reduction in his Base Salary, provided that such reduction is not pursuant to a salary reduction program affecting the Chief Executive Officer and all or substantially all of senior management and such program does not adversely affect Dr. Gut to a greater extent than other similarly situated employees, additionally provided that such reduction may not exceed 20%; or (iii) a change of more than 50 miles from Lexington, Massachusetts to the location where Dr. Gut is to provide services to the Company. Accrued Benefits mean: (i) payment of Base Salary through the termination date; (ii) any payments or benefits under the Company’s benefits plans that are vested, earned, or accrued prior to the termination date; and (iii) payment of unreimbursed business expenses.

If appointed, the term of office for Dr. Gut will expire at the end of the 2021 annual general meeting of shareholders.

As one our executive directors and our Chief Medical Officer, the Board has determined that Dr. Gut will not be an independent director of the Company within the meaning of the director independence standards of the Nasdaq and SEC rules.

Under Dutch law, executive directors cannot serve on committees of the Board. Following the appointment of Dr. Gut to the Board as executive director, he will not serve on any committees, consistent with Dutch law.

Other than as disclosed above regarding Dr. Gut’s compensation as Chief Medical Officer of the Company, there are no arrangements or understandings between the nominee, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

VOTE REQUIRED

The resolution to appoint Dr. Gut shall be adopted, unless the Extraordinary Meeting resolves to overrule the binding nomination of the non-executive directors, which resolution requires at least a two-third majority of the votes cast at the Extraordinary Meeting, provided that such majority represents at least half of the issued share capital. Each Ordinary Share confers the right to cast one vote at the Extraordinary Meeting. Blank votes and invalid votes shall be regarded as not having been cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE FOR DIRECTOR.

AGENDA ITEM III—ANY OTHER BUSINESS

The Extraordinary Meeting will review and discuss any other business properly brought to its attention.

AGENDA ITEM IV—CLOSING OF THE MEETING

The Chairman will adjourn the meeting.

CORPORATE GOVERNANCE

Board Leadership Structure and Composition

We have a one-tier board structure under Dutch law.  Our Articles of Association provide that the number of members of our Board will be determined by our Board, provided that the Board shall be comprised of at least one executive director and at least one non-executive director and provided further that the number of executive directors shall at all times be less than the number of non-executive directors.  Our Board currently consists of eight directors, one of whom is an executive director and seven of whom are non-executive directors. If a director is to be appointed, the non-executive directors make a binding nomination which is approved by the general meeting of shareholders pursuant to the procedure described in voting proposal 1. Under our Articles of Association, a general meeting of shareholders may suspend or dismiss a director by at least a two thirds majority of votes cast, provided that such majority represents more than half the issued share capital. The Board may suspend (but may not dismiss) an executive director. In the event of an absence or inability to act with respect to one or more of the directors, our Articles of Association provide that the non-executive directors shall be authorized to temporarily fill the vacant position for a period up to the first general meeting, or in the case of a director unable to act, up to the moment he is no longer able to act.

Under our Articles of Association and Dutch law, the members of our Board are collectively responsible for our management, general and financial affairs, and policy and strategy.  Our executive directors are primarily responsible for managing our day-to-day affairs.  Our non-executive directors supervise our executive directors and our general affairs, and provide general advice to them.  In performing their duties, our directors are guided by the interest of our Company and, with the boundaries set by relevant Dutch law, must take into account the relevant interests of our stakeholders.  In consultation with the Nominating and Corporate Governance Committee, the Board has determined that the current board structure is appropriate for the Company. Having multiple-year terms for each of our directors provides for stability, continuity and experience among our Board. Further, the Board believes that building a cohesive board of directors is an important goal. In our industry in particular, long-term focus is critical. The time horizon required for successful development of gene therapies makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of our business and operations. Our current board structure helps to ensure that there will be the continuity and stability of leadership required to resist the pressure to focus on short-term results at the expense of the long-term value and success of the Company. Our future success depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and shareholder special interest groups.

Under our Articles of Association and consistent with Dutch corporate governance principles, the Board appoints an executive director as chief executive officer and appoints a non-executive director as chairman of the Board. In addition the Board may grant other titles to an executive director. We believe that the separation of these roles serves our shareholders and us well. Philip Astley-Sparke serves as our Chairman.  The duties and responsibilities of the Chairman include, among others: determining the agenda and chairing the meetings of the Board, managing our Board to ensure that it operates effectively, ensuring that the members of our Board receive accurate, timely, and clear information, encouraging active engagement by all members of our Board, promoting effective relationships and open communication between non-executive directors and the executive directors, and monitoring effective implementation of our Board decisions.

There are no arrangements or understandings between the directors or executive officers and any other person pursuant to which our directors or executive officers have been selected for their respective positions.

Directors and Senior Management

Set forth below are the names of our current directors and officers, their ages (as of August 31, 2018), all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position
Matthew Kapusta	46	Chief Executive Officer, Executive Director and interim Chief Financial Officer
Philip Astley-Sparke	47	Chairman, Non-Executive Director
Madhavan Balachandran	67	Non-Executive Director
Jack Kaye	74	Non-Executive Director
David Meek	55	Non-Executive Director
David Schaffer, Ph.D.	47	Non-Executive Director
Paula Soteropoulos	50	Non-Executive Director
Jeremy P. Springhorn, Ph.D.	56	Non-Executive Director
Robert Gut, M.D., Ph.D.	53	Chief Medical Officer
Alexander Kuta, Ph.D.	58	Senior Vice President, Regulatory Affairs
Christian Klemt	45	Chief Accounting Officer
Scott McMillan, Ph.D.	59	Chief Operating Officer
Sander van Deventer, Ph.D.	63	Chief Scientific Officer, General Manager, Amsterdam

MATTHEW KAPUSTA. Matthew Kapusta, age 46, joined uniQure as our Chief Financial Officer in January 2015 and was elected to our Management Board at the 2015 annual general meeting. In December 2016 he was appointed our Chief Executive Officer.  Prior to joining uniQure, Mr. Kapusta was Senior Vice President at AngioDynamics (NASDAQ: ANGO) from 2011 to 2014, responsible for corporate development, strategic planning and national accounts. Prior to AngioDynamics, he served as Vice President, Finance and Strategic Planning and Analysis for Orthopaedics for Smith & Nephew plc (NYSE: SNN). Mr. Kapusta’s career also includes more than a decade of investment banking experience focused on emerging life sciences companies. Mr. Kapusta was Managing Director, Healthcare Investment Banking at Collins Stewart, and held various positions at Wells Fargo Securities, Robertson Stephens and PaineWebber. Mr. Kapusta holds a Master of Business Administration from New York University’s Stern School of Business, a Bachelor of Business Administration from University of Michigan’s Ross School of Business and earned his Certified Public Accountant license in 1996 while at Ernst & Young. We believe that Mr. Kapusta is qualified to serve as our CEO, Executive Director and Principal Financial Officer due to his broad expertise in the biotechnology and finance industries.

PHILIP ASTLEY-SPARKE.  Philip Astley-Sparke, age 47, has served as a member of our Board since June 2015 and as chairman since 2016. He was previously president of uniQure Inc. from January 2013 until February 2015 and was responsible for building uniQure’s U.S. infrastructure. Mr. Astley-Sparke is currently Executive Chairman and co-founder of Replimune Group, Inc. (NASDAQ: REPL), a company developing second-generation oncolytic vaccines. Mr. Astley-Sparke served as Vice President and General Manager at Amgen, Inc. (NASDAQ: AMGEN), a biopharmaceutical company, until December 2011, following Amgen’s acquisition of BioVex Group, Inc., a biotechnology company, in March 2011. Mr. Astley-Sparke had been President and Chief Executive Officer of BioVex Group, which developed the first oncolytic vaccine to be approved in the western world following the approval of Imlygic in 2015. He oversaw the company’s relocation to the U.S. from the UK in 2005. Prior to BioVex, Mr. Astley-Sparke was a healthcare investment banker at Chase H&Q/Robert Fleming and qualified as a Chartered Accountant with Arthur Andersen in London. Mr. Astley-Sparke has been a Venture Partner at Forbion Capital Partners, a venture capital fund, since May 2012 and serves as Chairman of the Board of Oxyrane, a biotechnology company. We believe that Mr. Astley-Sparke is qualified to serve as a Non-Executive Director due to his expertise and experience in the biotechnology industry.

MADHAVAN BALACHANDRAN. Mr. Balachandran, age 67, has served as a member of our Board since September 2017. Mr. Balachandran has been a director of Catalent (NYSE: CTLT) since May 2017.  Mr. Balachandran was Executive Vice President, Operations of Amgen Inc., a global biotechnology company, from August 2012 until July 2016 and retired as an Executive Vice President in January 2017. Mr. Balachandran joined Amgen in 1997 as Associate Director, Engineering. He became Director, Engineering in 1998, and, from 1999 to 2001, he held the position of Senior Director, Engineering and Operations Services before moving to the position of Vice President, Information Systems from 2001 to 2002. Thereafter, Mr. Balachandran was Vice President, Puerto Rico Operations from May 2002 to February 2007. From February 2007 to October 2007, Mr. Balachandran was Vice President, Site Operations, and from October 2007 to August 2012, he held the position of Senior Vice President, Manufacturing. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Welcome Company, a predecessor through mergers of GlaxoSmithKline plc. Mr. Balachandran holds a Master of

Science degree in Chemical Engineering from The State University of New York at Buffalo and an MBA from East Carolina University. We believe Mr. Balachandran is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

JACK KAYE. Jack Kaye, age 74, has served as a member of our Board since 2016. Mr. Kaye has also served as Chairman of the Audit Committee of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) from 2006 to 2016 and is currently chairman of the Audit Committee and a member of the Compensation Committee of Dyadic International, Inc. (OTC: DYAI). Mr. Kaye began his career at Deloitte LLP, an international accounting, tax and consulting firm, in 1970, and was a partner in the firm from 1978 until May 2006. At Deloitte, he was responsible for servicing a diverse client base of public and private, global and domestic companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/Sarbanes-Oxley matters. Prior to retiring, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than 20 years. Mr. Kaye has a Bachelor of Business Administration from Baruch College and is a Certified Public Accountant. We believe that Mr. Kaye is qualified to serve as a Non-Executive Director due to his extensive accounting and financial experience.

DAVID MEEK. David Meek, age 55, has over 25 years of experience in the pharmaceutical industry where he has held global executive positions in major pharmaceutical and biotechnology companies.  Mr. Meek was appointed CEO of Ipsen in July 2016 and also serves on the Board of Directors. Prior to joining Ipsen, he was Executive Vice-President and President of the oncology division of Baxalta.  Mr.  Meek served as Chief Commercial Officer of Endocyte, an oncology focused biotech for 2 years.  Mr. Meek also spent 8 years at Novartis as a global franchise head, CEO of Novartis Canada, and region head of oncology for northern, central and eastern Europe.  He also spent 14 years at Johnson & Johnson and Janssen Pharmaceutica, where he held a variety of senior U.S. sales and marketing positions. Mr. Meek holds a B.A. in Management from the University of Cincinnati.  Mr. Meek serves as a board member for the Pharmaceutical Research Manufacturers of America (PhRMA) and the European Federation of Industries and Associations (EFPIA).

DAVID SCHAFFER, Ph.D. David Schaffer, age 47, has served as a member of our Board since January 2014. Dr. Schaffer is Professor of Chemical and Biomolecular Engineering, Bioengineering, and Neuroscience at University of California Berkeley, a position he has held since 2007, as well as Director of the Berkeley Stem Cell Center since 2011. Dr. Schaffer is also co-founder of 4D Molecular Therapeutics, a company specializing proprietary technology for gene therapy products. We entered into a collaboration and license agreement with 4D Molecular Therapeutics in January 2014. Previously, Dr. Schaffer was Assistant Professor from 1999 to 2005 and Associate Professor from 2005 to 2007 at the University of California, Berkeley Department of Chemical Engineering & Helen Wills Neuroscience Institute. He has served on the boards of the American Society for Gene and Cell Therapy and the Society for Biological Engineering. He has more than 25 years of experience in chemical and molecular engineering, and stem cell and gene therapy research, has over 200 scientific publications, and serves on six journal editorial boards and six industrial scientific advisory boards. Dr. Schaffer holds a bachelor of science degree in Chemical Engineering from Stanford University and a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology. We believe that Dr. Schaffer is qualified to serve as a Non-Executive Director due to his experience in the biotechnology industry and his expertise in that field.

PAULA SOTEROPOULOS. Paula Soteropoulos, age 50, has served as a member of our Board since July 2013. Ms. Soteropoulos is Chief Executive Officer of Akcea Therapeutics, a position she has held since January 2015. From July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc. Prior to this Ms. Soteropoulos worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a bachelor of science degree in chemical engineering and a master of science degree in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe Ms. Soteropoulos is qualified to serve as a Non-Executive Director due to her extensive experience in the biotechnology industry.

JEREMY P. SPRINGHORN, PH.D. Dr. Springhorn, age 55, has served as a member of our Board since September 2017. From November 2017, Dr. Springhorn has been Chief Business Officer of Syros Pharmaceuticals, Inc. (NASDAG: SYRS). Prior to taking his position at Syros, Dr. Springhorn most recently served as Partner, Corporate Development at Flagship Pioneering from March 2015 until June 2017 where he worked with VentureLabs (in helping companies in various strategic and corporate development capacities and in creating next generation startups) and Flagship’s Corporate Limited Partners. Prior to joining Flagship, Dr. Springhorn was one of the original scientists at Alexion Pharmaceuticals, where he played an integral role in its antibody engineering capabilities and was one of the original inventors of the drug Soliris. At Alexion Pharmaceuticals, Dr. Springhorn was Vice President of Corporate Strategy and Business Development from 2009 until March 2015 and Head of Global Business Development and Corporate Strategy from December 2006 until 2009. In 2006, Dr. Springhorn moved from research to business development, leveraging much of his drug development experience into the review of opportunities for ultra-orphan diseases. Dr. Springhorn also served as Head of Corporate Strategy as Alexion transitioned from a development firm to a global commercial stage company.  Prior to 1992, Dr. Springhorn received his Ph.D. from Louisiana State University Medical Center in New Orleans and did his postdoctoral training at the Brigham and Woman’s Hospital in Boston.  Dr. Springhorn currently serves on the Board of Overseers for Colby College and Board of Advisors for Mythic Therapeutics. We believe Dr. Springhorn is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

ROBERT GUT, M.D., PH.D. Dr. Robert Gut, age 53, has nearly 20 years of experience in the biopharmaceutical industry leading clinical development and medical affairs activities in hematology and other therapeutic areas. Dr. Gut was elected as one of our non-executive directors at our annual general meeting of shareholders in June 2017 but resigned from the Board to become our Chief Medical Officer in August 2018. For the majority of his career, Dr. Gut served as Vice President, Clinical Development & Medical Affairs at Novo Nordisk Inc., where he headed the company’s U.S. Biopharm Medical organization with leading products in hemophilia, endocrinology and women’s health (NovoSeven®, Norditropin® and Vagifem®), totalling approximately $1.6 billion in U.S. revenue. Over past years, Dr. Gut’s contributions have helped achieve six FDA product approvals and three new product indications. Dr. Gut has supported the launch of nine new products, overseeing medical activities including medical science liaison team building and health economics and outcomes research. He has also served as a member of the Advisory Committees for Reproductive Health Drugs and Drug Safety and Risk Management for the FDA’s Center for Drug Evaluation and Research. Dr. Gut was appointed the Chief Medical Officer of Versartis, Inc. in September 2017 and received his Doctor of Medicine degree from the Medical University of Lublin, and his Doctorate degree from Lublin Institute of Medicine, Poland. He attended numerous postgraduate programs at Wharton, Stanford and Harvard Business School.

ALEXANDER KUTA, PH.D. Dr. Kuta, age 58, has served as our Senior Vice President Regulatory Affairs since January 2017. Dr. Kuta joined uniQure from EMD Serono where he served as Vice President of Research & Development Global Regulatory Affairs from 2016 to 2017 and was a member of the U.S. Leadership Team.  In this role, he was responsible for driving the strategic direction of EMD Serono’s regulatory efforts in immune-mediated diseases, oncology and regulatory CMC, as well as strengthening interactions with the U.S. Food and Drug Administration (FDA). He joined EMD Serono in 2013 as Vice President, US Regulatory Affairs and member of the US Leadership Team. Prior to EMD Serono, Dr. Kuta was Vice President of Global Regulatory Affairs and a member of the Executive Leadership Team at Lantheus Medical Imaging from 2012 to 2013. His previous experience includes senior roles at AMAG Pharmaceuticals (NASDAQ: AMAG) and at Genzyme Corporation, where he served for 15 years in regulatory leadership positions of increasing responsibility.  Prior to joining industry, he was Chief of the Cytokine and Gene Therapy Branch in the Center for Biologics at FDA.   Dr. Kuta has also served as a member of the BIO Regulatory Affairs Leadership Committee, Cell and Gene Therapy Working Group and the ICH Gene Therapy Working Group. Dr. Kuta holds a Bachelor of Science degree from Saint John’s University and a Ph.D. from Chicago Medical School at Rosalind Franklin U-Med & Science. He conducted his post-doctoral studies at the National Cancer Institute/ National Institutes of Health.

CHRISTIAN KLEMT. Christian Klemt, age 45, has served as our Chief Accounting Officer since August 2017. From September 2015 until August 2017, Mr. Klemt served as our Global Controller. While serving as our Global Controller, Mr. Klemt oversaw our transition to a domestic U.S. filer and conversion to U.S. Generally Accepted Accounting Principles. Mr. Klemt jointed us from CGG SA (NYSE: CGG) where he held the position of Regional Finance Director and Country Manager. Prior to this, he held various senior finance roles including Group Finance Manager at Basell Polyolefines N.V. (now LyondellBasell N.V.) (NYSE: LBI) where he led the conversion to U.S.

Generally Accepted Accounting Principles following the acquisition of Lyondell and was involved in the acquisition of various petrochemical assets. Mr. Klemt holds a Master’s degree in Business Administration from the University of Muenster, Germany and qualified as a German Certified Public Accountant and Tax Advisor while employed at KPMG.

SCOTT MCMILLAN, PH.D. Dr. McMillan, age 59, has served as our Chief Operating Officer since August 2017. Dr. McMillan served most recently as Senior Vice President of Quality and Technical Operations at AMAG Pharmaceuticals from February 2008 to August 2017, where he also was a member of its Executive Management Team. Before joining AMAG Pharmaceuticals, from January 2005 to February 2008 Dr. McMillan held similar positions at AVANT Immunotherapeutics, Inc., and from January 2002 to January 2005 with Johnson Matthey Pharmaceutical Materials, Inc. Dr. McMillan has over 25 years of biotechnology experience in quality, process development, scale-up, technology transfer from bench to commercial scale as well as manufacturing operations. Dr. McMillan holds a Ph.D. in Chemical Engineering from Georgia Institute of Technology, a Master’s degree in Economics and Bachelor’s degree in Chemical Engineering from the University of Delaware.

SANDER VAN DEVENTER, PH.D. Dr. Sander van Deventer, age 63, has served as our Chief Scientific Officer and General Manager, Amsterdam since August 2017.  He previously served as a member of our Board from April 2012 until September 2017 and served as member of the AMT supervisory board from April 2010 to April 2012. Dr. van Deventer was one of our co-founders. He served as our interim Chief Executive Officer from February to October 2009. He has been Professor of Translational Gastroenterology at the Leiden University Medical Center since 2008 and is a partner of Forbion Capital Partners, which he joined in 2006. He serves on the boards of enGene Inc., Argos Biotherapeutics, gICare Pharma Inc and Hookipa Biotech. He was previously a professor, head of the department of experimental medicine and chairman of the department of gastroenterology of the Academic Medical Center at the University of Amsterdam from 2002 to 2004, and subsequently professor of experimental medicine at the University of Amsterdam Medical School until 2008. Dr. van Deventer is currently a professor at Leiden University Medical Center. He has more than 15 years of experience in biotechnology product development. He is the author of more than 400 scientific articles in peer-reviewed journals, and he serves as an advisor to regulatory authorities including the EMA and FDA. Dr. van Deventer holds a degree in medicine as well as a Ph.D. from the University of Amsterdam.

Risk Oversight

Generally, the Board, in its advisory capacity, and the Company’s management regularly review the Company’s strategic plan which includes, among other things, the various business, clinical, developmental, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, pursuant to the Company’s Corporate Governance Guidelines and Board Rules, the Board is charged with assessing major risks facing the Company and reviewing options to mitigate such risks. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Board has delegated certain risk oversight responsibilities to its committees (the “Committees”). Each of our Board’s Committees also oversees the management of the Company’s risk that falls within each Committee’s areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate.  The Compensation Committee considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees.  All Committees are required, pursuant to their respective charters, to report regularly to the Board.  The activities of the Audit, Nominating and Corporate Governance and Compensation Committees are more fully described below.

Board Determination of Director Independence

Our securities are listed on the NASDAQ Global Market (“Nasdaq”) and we use the standards of “independence” prescribed by rules set forth by Nasdaq.  Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors.  In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and, in the case of audit committees, satisfy additional independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).  Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that each of Madhavan Balachandran, Jack Kaye, David Meek, Paula Soteropoulos, Jeremy Springhorn, and Philip-Astley Sparke has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq rules and the SEC.  Our Board has determined that each of Matthew Kapusta, David Schaffer and Robert Gut do not qualify as “independent” under the Nasdaq rules.  Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC rules and the Nasdaq rules, as applicable, and that the current members of the Nominating and Corporate Governance Committee are also independent.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Meetings

The Board met 9 times during the calendar year ended December 31, 2017.  Each of the directors attended at least 75% of the meetings of the Board and the Committees on which he or she served during the year ended December 31, 2017 (in each case, which was held during the period for which he or she was a director and/or a member of the applicable Committee).  Dr. van Deventer, a non-executive director at the time, Mr. Kaye, Mr. Astley-Sparke and Mr. Kapusta attended our 2017 annual meeting of shareholders held on June 14, 2017.  The Company encourages its directors to attend the annual meeting of Shareholders. Executive sessions, or meetings of the independent directors without management present, are held regularly.

Committees and Committee Meetings

The Board has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee, each of which is comprised solely of independent directors, and is described more fully below. The members of each Committee are appointed by our Board.  From time to time, the Board may establish other committees.  Below is a description of the three principal Committees.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is currently comprised of Jack Kaye, Philip Astley-Sparke and Jeremy Springhorn. Mr. Kaye serves as the Chair of the Audit Committee.  The Audit Committee has determined that Mr. Kaye is independent within the meaning of the SEC and Nasdaq rules and is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and has the level of financial sophistication required by Nasdaq Rule 5605(c)(2)(A).  The Audit Committee believes that Mr. Kaye’s experience, as discussed in his biography above, qualifies him as an “audit committee financial expert.” Each of Mr. Kaye, Mr. Astley-Sparke and Dr. Springhorn satisfies the director independence standards and the independence standards for members of the Audit Committee established by SEC and Nasdaq.

As noted above, the Audit Committee is governed by the Audit Committee Charter.  A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Audit Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include recommending the selection of our independent registered public accounting firm; reviewing with the Company’s independent registered public accounting firm the procedures for and results of their audits; reviewing with the independent accountants and management our financial reporting,  internal controls and internal audit procedures; reviewing and approving related party transactions; and reviewing matters relating to the relationship between the Company and our independent registered public accounting firm, including the selection of and engagement fee for our independent registered public accounting firm, and assessing the independence of the independent registered public accounting firm.  The Audit Committee has the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties.

The Audit Committee met 7 times during 2017.

Compensation Committee

The Compensation Committee is currently comprised of Madhavan Balachandran, Jack Kaye and David Meek.  Mr. Balachandran serves as the Chair of the Compensation Committee.  Each of Mr. Kaye, Mr. Balachandran, and Mr. Meek satisfies the director independence standards and the independence standards for members of the Compensation Committee established by SEC and Nasdaq. The Compensation Committee is governed by the Compensation Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Compensation Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include reviewing and approving or recommending to the Board for approval, as appropriate, the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers; overseeing the evaluation of the Company’s senior executives; reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and administering our stock option plans.  Without further action from the Board, the Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation and is empowered to pay compensation to such consultants and other outside advisors.

The Compensation Committee retained Willis Towers Watson to act as a compensation consultant during the year ended December 31, 2017. The compensation consultant provided assistance in designing and reviewing our management and director compensation programs. Willis Towers Watson’s engagement included reviewing base salaries, equity incentives and other compensation for directors and senior management, including against a peer group of companies. In making decisions regarding the form and amount of compensation to be paid to directors and senior management, the Compensation Committee considered the information gathered by and recommendations of Willis Towers Watson. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and Nasdaq listing rules and concluded that the work of Willis Towers Watson did not raise any conflicts of interest.

The Compensation Committee met 7 times during 2017.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Jeremy Springhorn, Paula Soteropoulos and Philip Astley-Sparke.  Dr. Springhorn currently serves as the Chair of the Nominating and Corporate Governance Committee. Each of Dr. Springhorn, Ms. Soteropoulos and Mr. Astley-Sparke satisfy the independence standards established by SEC and Nasdaq. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom— Nominating and Corporate Governance Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual general meetings of Shareholders; recommending to the Board nominees for each Committee; developing and recommending to the Board corporate governance principles applicable to the Company; and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee met 5 times during 2017.

Polices Governing Director Nominations

Director Nomination Process

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and the non-executive directors provide a binding nomination for a candidate to stand for appointment as director by the meeting of the shareholders.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Candidates recommended by shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees to the non-executive directors in order for the non-executive directors to draw up a binding nomination for appointment by the meeting of the shareholders

Shareholders may submit proposals related to the composition of the Board as provided in the Company’s Articles of Association and by Dutch law. Such proposals are forwarded to the Chairman of the Nominating & Corporate Governance Committee for consideration. All directors are appointed by the General Meeting at the binding nomination of the non-executive directors. Our Nominating and Corporate Governance Committee evaluates and recommends candidates to the Board for nomination. Under its charter, the Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding non-executive director or executive director candidates proposed by shareholders. Additionally, shareholders may propose a resolution to appoint a board member that was not nominated by the non-executive directors, and any such resolution requires at least a two-thirds majority or the votes cast at the General Meeting, provided such majority represents more than half the issued share capital.

Qualifications

In recommending candidates to the Board, the Nominating and Corporate Governance Committee takes into consideration the Board’s criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any Board candidate. We do however consider diversity in reviewing director candidates and do not discriminate on the basis of race, religion, sexual orientation, sex or national origin. Under Dutch law, as a company with fewer than 30% of the directors being women, we are required to disclose the rationale behind our failure to have a specified diversity percentage for the Board and our efforts to obtain such diversity. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.

Family Relationships

There are no family relationships among any of our directors, the nominee for director, or executive officers.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Business Conduct and Ethics and Corporate Governance Guidelines and Board Rules

We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers, and directors, including our chief executive officer and chief financial officer.  The code of business conduct and ethics and corporate governance guidelines and board rules are available on our website at www.uniqure.com.  We have also adopted corporate governance guidelines and board rules which are applicable to the company’s management.

In addition to the Listing Rules of the NASDAQ Global Select Stock Market and rules and regulations as promulgated by the SEC, as a Dutch company, our governance practices are governed by the Dutch Corporate Governance Code.  The Dutch Corporate Governance Code (as amended) contains a number of principles and best practices, with an emphasis on integrity, transparency, and accountability as the primary means of achieving good governance.

There is considerable overlap between the requirements we must meet under U.S. rules and regulations and the provisions of the Dutch Corporate Governance Code.  Although we apply several provisions of the Dutch Corporate Governance Code, as a “domestic” issuer, we comply with the Nasdaq corporate governance requirements.

In accordance with the Dutch Corporate Governance Code’s compliance principle of “apply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Corporate Governance Code by either applying the Dutch practices or explaining why the company has chosen to apply different practices, we disclose in our Dutch statutory annual report that accompanies our Dutch statutory annual accounts to what extent we do not apply provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations.  Our Dutch statutory annual report may be found on the “Investors & Newsroom — Events and Presentations” section of our website at http://www.uniqure.com/investors-newsroom/events-presentations.php.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our Ordinary Shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file. We were a foreign private issuer until January 1, 2017 and therefore our executive officers, directors and persons who beneficially own more than ten percent of our Ordinary Shares were not required to file reports of their beneficial ownership or changes in beneficial ownership prior to January 1, 2017.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us since we ceased to be a foreign private issuer on January 1, 2017, we have determined that our executive officers, directors, and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner, except as listed below.

Reporting Person	Filing Due Date	Date Filed	Filing
Philip Astley-Sparke	January 3, 2017	January 4, 2017	Form 3
Jonathan Garen	January 3, 2017	January 5, 2017	Form 3
Matthew Kapusta	January 3, 2017	January 5, 2017	Form 3
Maiken Keson-Brookes	January 3, 2017	January 5, 2017	Form 3
Maria E. Cantor	January 3, 2017	January 5, 2017	Form 3
Christian Meyer	January 3, 2017	January 6, 2017	Form 3
Harald Petry	January 3, 2017	January 6, 2017	Form 3
Paul Firuta	January 3, 2017	January 9, 2017	Form 3
Jack Kaye	January 3, 2017	January 10, 2017	Form 3
Alex Kuta	January 27, 2017	February 1, 2017	Form 3
Maria E. Cantor	January 31, 2017	February 21, 2017	Form 4/A
Paul Firuta	January 31, 2017	February 21, 2017	Form 4/A
Jonathan Garen	January 31, 2017	February 21, 2017	Form 4/A
Maiken Keson-Brookes	January 31, 2017	February 21, 2017	Form 4/A
Christian Meyer	January 31, 2017	February 21, 2017	Form 4/A
Harald Petry	January 31, 2017	February 21, 2017	Form 4/A
Matthew Kapusta	February 23, 2017	March 3, 2017	Form 4
Jeremy Springhorn	September 24, 2017	September 26, 2017	Form 3
Jeremy Springhorn	September 22, 2017	September 26, 2017	Form 4
ForUniqure B.V.	April 27, 2018	May 16, 2018	Form 3

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Pre-Approval Policy Regarding Related Party Transactions

The Board has adopted a related party transactions policy, pursuant to which the Chief Financial Officer and the Audit Committee is charged with reviewing and approving or disapproving related party transactions.  A “Related Party Transaction” under the policy means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) where the amount involved or proposed to be involved exceeds $120,000 (or its equivalent in any currency), in which the Company or any of its controlled subsidiaries was, is or will be a participant (i.e., not necessarily a party) and in which any Related Party had, has or will have a direct or indirect material interest The “Related Party Transactions Policy” supplements the provisions in the Company’s Code of Business Conduct and Ethics concerning potential conflict of interest situations. Pursuant to the policy, compensation of directors and senior management are reviewed and approved by the Compensation Committee.

This written policy covers transactions or series of transactions in which the Company or any subsidiary participates and a “Related Party” has or will have a direct or indirect material interest. For purposes of this policy, a “Related Party” is:

•                  Each director and executive officer of the Company and any person who was serving as a director and/or executive officer at any time since the beginning of the Company’s last fiscal year;

•                  Any nominee for election as a director of the Company;

•                  Any security holder who, at the time of the occurrence of the transaction, owned beneficially or of record more than 5% of any class of the Company’s voting securities;

•                  Any immediate family member of any of the foregoing persons. An “immediate family member” includes the spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the household of a director, executive officer, director nominee or greater than 5% security holder of the Company; and

•                  Any entity that employs any person identified in the above or in which any person identified in the above directly or indirectly owns or has a material interest.

Pursuant to the Related Party Transactions Policy, each Company executive officer, director or nominee for director or any other officer or employee who intends to cause the Company to enter into a related party transaction must fully disclose to the chief financial officer all material facts concerning a prospective transaction or arrangement involving the Company in which such person may have an interest. The Chief Financial Officer will review the information and make a preliminary, written conclusion as to whether the transaction is a related party transaction.  If the preliminary conclusion is that the transaction would be a related party transaction, the chief financial officer will present the information and his conclusion to the Audit Committee for review. If a member of the Audit Committee is involved in the transaction, that member will not participate in determining whether the related party transaction is approved or ratified by the Audit Committee. Annually, the Audit Committee will review any previously approved or ratified related party transactions that are continuing and determine based on then-existing facts and circumstances.

Before any related person transaction is approved, the following factors are to be considered:

•                  the Related Party’s interest in the transaction;

•                  the approximate value of the aggregate amount involved in the transaction;

•                  the approximate value of the amount of the Related Party’s interest in the transaction;

•                  a summary of the material terms of and facts relating to the transaction, including any documentation or proposed documentation for the transaction, and identification of the area(s) of the Company’s business directly relevant to the transaction;

•                  where the transaction involves the purchase or sale of products, property or services, the availability of comparable products, property or services from or to (as applicable) unrelated third-party sources;

•                  whether the transaction was undertaken in the ordinary course of business of the Company;

•                  an assessment of whether the transaction’s terms are comparable to terms available from or to (as applicable) unrelated third parties in an arms-length transaction;

•                  the purpose of, and the potential benefits to the Company of the transaction; and

•                  any other information regarding the transaction or the Related Party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Approval of a transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in, or not inconsistent with, the best interests of the Company.

Review of Related Party Transactions

Since January 1, 2017, we have engaged in the following transactions with the members of our Board, senior management, parties that held more than 5% of our Ordinary Shares during that period, and their affiliates, which we refer to as our related parties. Each of these transactions was approved in accordance with our Related Transactions Policy.

Grants of Options to Related Parties

We grant options to members of the Board and senior management.  Details of options granted are included within the beneficial ownership table below.

4D Molecular Therapeutics Collaboration

In January 2014, we entered into a collaboration and license agreement with 4D Molecular Therapeutics.   4D Molecular Therapeutics is a company co-founded by Dr. David Schaffer, who was appointed to our Board in January 2014 pursuant to the terms of that collaboration.  In connection with this transaction, we agreed to provide specified research and development financing, are obligated to make certain upfront, royalty and milestone payments, and granted an option to Dr. Schaffer to purchase up to 609,744 Ordinary Shares at an exercise price of €0.05 per share. At October 1, 2014, 25% of the options vested (expiring at December 28, 2014), 50% of the options vested at January 31, 2015 (expiring on December 28, 2015) and the remainder vested on January 31, 2016 (expiring on December 28, 2016).  The collaboration and license agreement expired in accordance with its terms.

BMS

In April 2015, we and Bristol Myers Squibb (“BMS”) entered into various commercial and investment agreements providing BMS exclusive access to uniQure’s gene therapy technology platform for multiple targets in cardiovascular and other target-specific disease areas.  We received $50 million in upfront payments upon effectiveness of the licensing and collaboration transaction in May 2015. An additional $15 million payment was received in July 2015 upon designation of three additional collaboration targets by BMS.  In addition, pursuant to the collaboration agreements, in June 2015, BMS purchased 1,112,319 of our Ordinary Shares for aggregate consideration of $37.6 million.  Immediately after the issuance, BMS owned 4.9% of our outstanding Ordinary Shares.  In August 2015, we issued an additional 1,275,789 of our Ordinary Shares to BMS for aggregate consideration of $37.9 million.  Immediately after the issuance, BMS owned 9.9% of our outstanding Ordinary Shares. We recognized $4.1 million in license revenue from BMS for the year ended December 31, 2017 (2016: $3.9 million.)

Dr. Robert Gut

Our nominee for executive director, Dr. Robert Gut, is employed by the Company as Chief Medical Officer.  The material terms of his employment agreement related to his compensation are summarized in Agenda Item II of this Proxy.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT(1)

Based on information publicly filed and provided to us by certain holders, the following table shows the number of our Ordinary Shares beneficially owned as of August 31, 2018, by (i) each person known by us to beneficially own more than five percent of our voting securities, (ii) each named executive officer, (iii) each of our directors, (iv) each of our director nominees, and (v) all of our current named executive officers and directors as a group.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares that could be issued upon the exercise of outstanding equity awards and warrants held by that person that are currently exercisable or exercisable within 60 days of August 31, 2018 are considered outstanding.  As of August 31, 2018, we had 37,252,787 Ordinary Shares outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to our Ordinary Shares.

Unless otherwise noted below, the address of each director and named executive officer is c/o uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

Name and Address of	Ordinary Shares Beneficially Owned
Beneficial Owner	Number	Percent
5% or Greater Shareholders (“Major Shareholders”):
ForUniQure B.V. (1)	4,452,791	11.95%

Bristol-Myers Squibb Company (2)	2,388,108	6.41%

Coller International Partners V-A, L.P. (3)	6,571,311	17.64%

FMR, LLC (4)	3,080,080	8.27%

Nantahala Capital Management, LLC (5)	2,380,890	6.39%
Directors and Named Executive Officers

Matthew Kapusta	372,576	0.99%

Philip Astley-Sparke	60,355	0.16%

Madhavan Balachandran	2,500	0.01%

Jack Kaye	24,747	0.07%

David Meek	0	* %

David Schaffer	24,122	0.06%

Paula Soteropoulos	39,122	0.10%

Jeremy P. Springhorn, Ph.D.	0	* %

Paul Firuta (6)	0	* %

Jonathan Garen	58,682	0.16%

Harald Petry (7)	0	* %

Equity awards of all directors and named executive officers as a group (7 persons) (8)	584,584	1.56%

Directors and Named Executive Officers Total	584,584	1.56%

Major Shareholders, Directors and Named Executive Officers Total	15,004,973	40.27%

* Denotes less than 0.01% beneficial ownership.

(1)                     The number of shares reported is based solely on the Form 3 and Schedules 13G filed by ForUniQure B.V. and Forbion I Management B.V. both on May 16, 2018, and with respect to Forbion Capital Partners Management Services B.V. a review of the Company’s registered shareholders as of August 31, 2018. Forbion’s beneficial ownership consists of (i) 4,376,883 Ordinary Shares held by ForUniQure B.V., or ForUniQure, (ii) 9,859 Ordinary Shares held by Forbion Management, and (iii) 7,549 Ordinary Shares and options to purchase 58,5000 Ordinary Shares held by Dr. van Deventer, or SvD. Forbion 1 Management B.V. or Forbion 1, the director of ForUniQure and Forbion Management may be deemed to have voting and dispositive power over the Ordinary Shares held by ForUniQure and Forbion Management. Forbion 1, the director of ForUniQure, has voting and investment power over the shares held by ForUniQure, which are exercised through Forbion’s investment committee, consisting of H. A. Slootweg, M. A. van Osch, G. J. Mulder and Dr. van Deventer. None of the members of the investment committee have individual voting and investment power with respect to such shares, and the members disclaim beneficial ownership of such shares except to the extent of their proportionate pecuniary interests therein. In addition to serving on Forbion’s investment committee, Dr. van Deventer is a partner of Forbion Capital Partners, which acts as the investment advisor to the directors of ForUniQure and Forbion 1. Dr. van Deventer disclaims beneficial ownership of such ordinary shares, except to the extent of his pecuniary interest therein. The address of Forbion 1, ForUniQure and Forbion Management is Gooimeer 2-35, 1411DC Naarden, The Netherlands.

(2)                     The registered office of Bristol-Myers Squibb Company is 345 Park Avenue, New York, NY 10154, United States. The number of shares reported is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Bristol-Myers Squibb Company on August 17, 2015.

(3)                     The number of shares reported is based solely on the Schedules 13D/A filed by Coller Investment Management Limited, Coller International General Partner V. L.P and Coller International Partners V-A, L.P on May 9, 2018. Coller International Partners V-A, L.P.’s beneficial ownership consists of (i) 2,118,520 Ordinary Shares held by Coller International Partners V-A, L.P., or Coller; (ii) 4,376,883 Ordinary Shares held by ForUniQure; (iii) 9,859 Ordinary Shares held by Forbion Management; and (iii) 7,549 Ordinary Shares and options to purchase 58,5000 Ordinary Shares held by SvD. Coller is a limited partner of the Forbion funds. Coller has no dispositive or voting power over Ordinary Shares held by the Forbion funds and disclaims beneficial ownership of such Ordinary Shares except to the extent of its pecuniary interest therein. See footnote 1 above. The general partner of Coller is Coller International General Partner V, L.P. of which Coller Investment Management Limited, or CIM, is the general partner. The directors of CIM are Jeremy Joseph Coller, Cyril Joseph Mahon, Roger Alan Le Tissier, Paul McDonald, Peter Michael Hutton, John Charlton Loveless and Andrew Thane Maden Hitchon and may be deemed to share voting and dispositive power with respect to the ordinary shares held by Coller. The CIM directors disclaim beneficial ownership of such Ordinary Shares except to the extent of their pecuniary interest therein. The address of Coller is c/o Coller Investment Management Limited, PO Box 255, Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands.

(4)                     The registered office of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210, United States. The number of shares reported is based solely on a Schedule 13d-1 (b) filed with the Securities and Exchange Commission by FMR, LLC on January 9, 2018.

(5)                     The registered office of Nantahala Capital Management, LLC is 19 Old Kings Highway S, Suite 200, Darien, CT 06820, United States. The number of shares reported is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Nantahala Capital Management, LLC on February 14, 2018.

(6)                     Mr. Firuta’s employment ended effective June 30, 2018.

(7)                     Dr. Petri’s employment ended effective December 31, 2017.

(8)                     Includes for the persons listed below the following Ordinary Shares subject to options held by that person that are currently exercisable or become exercisable within 60 days of August 31, 2018 as well as Ordinary Shares:

Name	Options	Ordinary shares
Matthew Kapusta	284,375	88,201
Philip Astley-Sparke	36,875	23,460
Madhavan Balachandran	2,500	0
Jack Kaye	16,625	8,122
David Schaffer	16,000	8,122
Paula Soteropoulos	26,000	13,122
Jonathan Garen	47,046	11,636
Directors and Named Executive Officers Total	431,921	152,663

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information about our Ordinary Shares that may be issued under our 2014 Amended and Restated Share Option Plan (the “2014 Restated Plan”), our predecessor plans and outside these plans as of August 31, 2018:

Plan Category	(a)Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights (1)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2012 Equity Incentive Plan (Equity Compensation Plan Approved by Security Holders)	33,067		$6.05	(2)	—
2014 Restated Plan (Equity Compensation Plan Approved by Security Holders)	3,141,119	(3)	$9.55		4,016,138
Equity Compensation Plans Not Approved by Security Holders (4)	300,000		$6.90		—	(5)
Total	4,162,261		$9.29		4,016,138

(1)                      The exercise price for our RSU and PSU awards is $0.00 and is included in the weighted-average exercise price of outstanding options, warrants and rights.

(2)                      The exercise price of outstanding options is denominated in euro and translated to $ at the foreign exchange rate as of August 31, 2018.

(3)                      The PSU Awards in the foregoing table are measured at target for the outstanding performance-based awards.

(4)                      These awards include inducement grants entered into by the Company outside of the 2014 Restated Plan and the predecessor plans.

(5)                     At the 2018 AGM, our Board was granted the authority to issue a maximum of 19.9% of the Company’s aggregate issued capital outside of a public offering.  Ordinary Shares may be issued as part of inducement or other option grants, but are not restricted to that purpose

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Compensation Committee has reviewed and discussed the Management Compensation and Director Compensation disclosures with the Company’s management and, based upon such discussions, the Compensation Committee recommended to the Board that the Management Compensation and Director Compensation disclosures be included in this Proxy Statement.

The Compensation Committee

/s/ Madhavan Balachandran
Madhavan Balachandran

/s/ Jack Kaye
Jack Kaye

/s/ David Meek
David Meek

MANAGEMENT COMPENSATION

This section discusses the principles and policies underlying our executive compensation program for our named executive officers.  The Compensation Committee oversees our executive compensation programs and approves or makes recommendations to the Board for approval where appropriate and required by the Compensation Committee’s charter.  In this role, the Compensation Committee reviews and approves all compensation decisions relating to our named executive officers.  For fiscal 2017, the following were our named executive officers:

Name	Position
Matthew Kapusta	Chief Executive Officer and interim Chief Financial Officer Principal Executive Officer and Principal Financial Officer
Harald Petry	Chief Scientific Officer (1)
Paul Firuta	Chief Commercial Officer (2)
Jonathan Garen	Chief Business Officer

(1) Dr. Petry’s employment ended effective December 31, 2017;

(2) Mr. Firuta’s employment ended effective June 30, 2018.

Objectives of the Company’s Executive Compensation Programs

As determined by the Compensation Committee, the Company’s compensation programs for its senior management is designed to achieve the following objectives:

•                  motivate our senior management to achieve the Company’s annual and long-term corporate objectives and strategies;

•                  provide compensation opportunities that are competitive with similarly sized biotechnology companies;

•                  align executive interests with those of our Shareholders; and

•                  attract and retain talented executives.

Elements of Executive Compensation

At the 2016 Annual General Meeting, the annual meeting of Shareholders adopted a remuneration policy (the “Remuneration Policy”), which structures the compensation granted to our senior managers. The Company’s current executive compensation package for senior management focuses on a fixed base salary, short-term incentives (cash bonus), long-term incentives (equity awards), pension benefits and other benefits. Senior managers are also eligible to receive severance payments under certain circumstances, as further described below.  We utilize base salary to incentivize company and individual performance in relation to competitive market conditions. Short-term incentives are tied to the achievement of pre-determined performance criteria. Our long-term incentives consist of annual and periodic equity awards linked to continued employment and, at the Board’s discretion, the achievement of certain performance targets and eligibility to participate in the employee share purchase program. Severance and change in control benefits are used to help ensure we retain our executive talent.

The Compensation Committee determines, in its sole discretion, the appropriate components of senior management’s compensation package. Our senior managers’ overall compensation may increase or decrease year-to-year based upon, among other things, his or her annual performance or changes in his or her responsibilities.

Base Salary

As described below, our senior managers receive a base salary, the terms of which are subject to each of their individual employment agreements. Adjustments to base salary may be based upon a number of factors, pursuant to the Company’s standard practices, including seniority, scope of responsibilities, individual performance, contributions to the Company and the Company’s overall financial and stock price performance.  The Compensation Committee annually reviews each senior manager’s base salary and may adjust such senior manager’s base salary after considering his or her responsibilities, performance and contributions to the Company and the Company’s performance.

Short-Term Incentives (Annual Cash Bonus)

The Company’s short-term incentives to senior managers consist of discretionary annual cash bonuses. The annual cash bonus for senior managers is linked to the achievement of pre-determined performance targets approved by the Board.  The award of any bonuses shall be subject to the approval of the Board in its discretion.

Long-Term Incentives (Equity Awards and Employee Share Purchase Plan)

The Company’s 2014 Restated Plan provides that the Board may grant equity awards to senior managers.  These grants include annual and periodic equity awards linked to continued employment and, at the Board’s discretion, the achievement of certain performance targets. Such grants as they apply to our named executive officers are fully described below. Pursuant to the 2014 Restated Plan, senior managers may be granted options, restricted share units or performance share units (PSUs). PSU grants are linked to specific performance criteria as determined by the Board and will be earned based on the actual achievement of this specific criteria during the performance period, typically one year following the date of grant (known as the performance period), as determined by the Board.  The vesting period applicable to the PSUs will be set by the Board at the time of grant and is typically three years following the date of the grant.  Upon vesting of the PSUs, shares are automatically granted to the grantee.

The Company adopted an employee share purchase plan (the “Purchase Plan”) at the 2018 AGM. The Purchase Plan is designed to allow eligible employees of the Company and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The provisions of the Purchase Plan are intended to satisfy the requirements of Section 423 of the U.S. Internal Revenue Code of 1986, as amended, with respect to U.S. participants. Favorable tax treatment is available for U.S. tax residents participating in a plan that qualifies under Section 423.

Employment Agreements

Matthew Kapusta

Prior to becoming our chief executive officer, Mr. Kapusta served as our chief financial officer. On December 9, 2014, the Company entered into an employment agreement with Mr. Kapusta for the role of chief financial officer (the “Kapusta CFO Agreement”). On March 14, 2017 (the “First Kapusta Amendment”) and October 26, 2017 (the “Second Kapusta Amendment,” together with the First Kapusta Amendment, the “Kapusta Agreement Amendments”), the Company entered into amendments to the Kapusta CFO Agreement in connection with his new role as chief executive officer (the Kapusta CFO Agreement as amended by the Kapusta Agreement Amendments being the “Kapusta Employment Agreement”).  The Kapusta Employment Agreement provides that Mr. Kapusta will earn a base salary equal to $450,000 per year, plus reimbursement of expenses incurred on the Company’s behalf. Effective as of January 1, 2018, Mr. Kapusta’s base salary was increased to $500,000 per year. In Mr. Kapusta is also eligible for an annual performance bonus with a target for 2017 of 50% of his base salary and a grant of restricted share units as further described in the Kapusta Employment Agreement. The termination provisions or the Kapusta Employment Agreements are further discussed below. The term of the Kapusta Employment Agreement is through December 31, 2018. A copy of the Kapusta CFO Agreement was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K as filed with the SEC on March 15, 2017.  A copy of the First Kapusta Amendment was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K as filed with the SEC on March 15, 2017.  A copy of the Second Kapusta Amendment was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on November 1, 2017. The foregoing descriptions of the Kapusta Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Harald Petry

Dr. Petry was employed as the Company’s Chief Scientific Officer and the Company first entered into an employment agreement with Dr. Petry on May 1, 2007 (the “Original Petry Employment Agreement”), which was replaced with an agreement entered into on November 15, 2012 (the “2012 Petry Employment Agreement”). The 2012 Petry Employment Agreement was amended on March 6, 2017 (the “Petry Employment Amendment”, together with the Original Petry Employment Agreement and 2012 Petry Employment Agreement, the “Petry Employment Agreement”). Dr. Petry left employment with the Company on December 31, 2017 pursuant a settlement agreement entered into with the Company on September 1, 2017 (the “Petry Termination Agreement”).

In March 2017, Dr. Petry received a letter from the Company (the “Petry 2017 Letter”) establishing that his base salary for 2017 was to be set at €250,000.00 per year and that Dr. Petry would be entitled to participate in the 2017 equity grants. The Petry 2017 letter also provided that Dr. Petry was entitled to a bonus of €69,296.36 for 2016, which represented 28% of his 2016 annual base salary (which was set at €247,487). The Petry Employment Agreement provides for the reimbursement of expenses consistent with the Company employment manual. The Petry Employment Agreement was to be for an indefinite term (up to the time at which Dr. Petry is to reach the legal retirement age in the Netherlands, currently 67 years of age) which could be terminated by either party with 4 months notice by the Company and 2 months notice by Dr. Petry. As noted above, Dr. Petry left employment with the Company on December 31, 2017 pursuant to the Petry Termination Agreement. Payments due upon termination pursuant to the Petry Employment Agreement and Petry Termination Agreement are discussed below.

Paul Firuta

Mr. Firuta entered into an employment agreement with the Company on April 1, 2016 for the role of Chief Commercial Officer (the “Firuta Employment Agreement”). The Firuta Employment Agreement provides that Mr. Firuta will receive a base salary of $325,000 per year, subject to a merit increase at the sole discretion of the Company and a discretionary bonus of up to 35% of annual base salary (with any such bonus for 2016 being pro rated for length of service). Under the Firuta Employment Agreement, Mr. Firuta is also entitled to expenses and reimbursements.  He was also entitled to a new hire grant of an option to purchase 125,000 ordinary shares in the Company pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. In March 2017, Mr. Firuta received a letter (the “Firuta 2017 Letter”) which provided that his 2017 base salary would be $350,000 and his 2016 bonus would be $63,147.50. The Firuta 2017 Letter also provides that Mr. Firuta will be entitled to participate in the 2017 equity grants. Mr. Firuta’s employment with the Company terminated effective June 30, 2018 pursuant to the terms of an agreement dated July 14, 2018 (the “Firuta Termination Agreement”). The details of the Firuta Termination Agreement are further discussed below.

Jonathan Garen

Mr. Garen entered into an employment agreement with the Company on June 15, 2016 for the role of Chief Business Officer (the “Garen Employment Agreement”). The Garen Employment Agreement provides that Mr. Garen will receive a base salary of $340,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 35% of annual base salary (with any such bonus for 2016 being pro rated for length of service). Under the Garen Employment Agreement, Mr. Garen is also entitled to expenses and reimbursements.  He was also entitled to a grant of an option to purchase 50,000 ordinary shares in the Company pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. In March 2017, Mr. Garen received a letter (the “Garen 2017 Letter”) which provided that his 2017 base salary would be $348,500 and his 2016 bonus would be $48,314. The Garen 2017 Letter also provides that Mr. Garen will be entitled to participate in the 2017 equity grants. The termination provisions or the Garen Employment Agreements are further discussed below. The Garen Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms.

Other Executive Compensation Policies

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officers whose compensation is required to be disclosed to our Shareholders under the Exchange Act.  Qualifying performance-

based compensation is not subject to the deduction limitation if specified requirements are met.  The Company seeks to structure the performance-based portion of any executive compensation package to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to the Company.  However, the Compensation Committee may recommend to the Board compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

“Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters.  Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties and interest on their compensation under such plans.  The Company seeks to design and administer our compensation and benefits plans and arrangements for all of our employees and service providers, including our named executive officers, to keep them either exempt from or in compliance with the requirements of Section 409A.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits in excess of one times base salary amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes.

Deferred Compensation and Retirement Plans

The Company operates a qualified 401(k) Plan for all employees at its Lexington facility in the USA.  The uniQure, Inc. 401(k) Plan is an employee contribution plan only, and there are no employer contributions currently being made.  The uniQure Inc. 401(k) Plan offers both a before tax and after tax (Roth) component, which are subject to IRS statutory limits for each calendar year.

The Company operates a defined contribution pension plan for all employees at its Amsterdam facility in the Netherlands, which is funded by the Group through payments to an insurance company.

Equity Incentive Plan

The 2014 Restated Plan enables the Board to among others grant options, Restricted Stock Units (RSUs) and PSUs.  The purpose of the 2014 Restated Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the group and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders.

The terms of the PSUs are further discussed above. For both RSUs and PSUs, the shares are automatically issued to the grantee upon the vesting of the award.

Under the Restated 2014 Plan, the maximum number of Ordinary Shares available is currently limited to 7,322,340.  As of August 31, 2018, 4,016,138  Ordinary Shares remain available for grant under the Restated 2014 Plan.

Employee Share Purchase Plan

The Purchase Plan is designed to allow eligible employees of the Company and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The purpose of the Purchase Plan is to provide employees with a convenient method to invest in the Company’s Ordinary Shares which will increase the equity stake of the Company’s employees and will benefit shareholders by aligning more closely the interests of participating employees with those of the Company’s shareholders.  The Company believes that this will help to motivate and retain highly-qualified employees.

Under the Purchase Plan, the number of Ordinary Shares initially reserved for issuance is 150,000. The purchase price of the Ordinary Shares acquired on each purchase date will be the lesser of (a) 85% of the closing price of an Ordinary Share on the first day of the offering period or (b) 85% of the closing price of an Ordinary Share on the purchase date.  As of August 31, 2018, 150,000 Ordinary Shares remain available for issuance under the Purchase Plan.

Role of Executive Officer in Determining Executive Compensation

The Compensation Committee and Board approve all compensation decisions related to our named executive offices. Such decisions by the Compensation Committee regarding compensation were made independently from our named executive officers.

Stock Ownership Requirements and Hedging Policies

Currently, the Company does not have any formal stock ownership requirements or any specific hedging policies related to stock ownership.

Risk Considerations

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices.  Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation.  Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officers for the two fiscal years ended December 31, 2017 and 2016.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Matthew Kapusta, Chief Executive Officer and Principal Financial Officer	2017	468,109	257,624	2,612,217	560,496	31,088	3,929,535
	2016	379,996	142,325	111,129	574,938	29,230	1,237,640
Harald Petry, Chief Scientific Officer (1)	2017	199,769	—	1,178,292	79,271	486,339	1,943,671
	2016	262,261	76,938	29,822	88,377	46,286	503,684
Paul Firuta, Chief Commercial Officer (2)	2017	350,000	140,261	613,737	270,283	33,212	1,407,492
	2016	213,281	73,712	15,921	158,326	24,027	485,267
Jonathan Garen, Chief Business Officer	2017	348,500	139,659	613,737	87,469	30,043	1,219,407
	2016	155,762	57,834	15,921	27,216	18,052	274,786

(1) Dr. Petry’s employment ended effective December 31, 2017.

(2) Mr. Firuta’s employment ended effective June 30, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (2017)

The following table contains information concerning exercisable stock options with respect to our Ordinary Shares granted to our named executive officers that were outstanding on December 31, 2017.

		Option Awards (1)					Stock Awards (2)
Name	Type of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Yet Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Matthew Kapusta, Chief Executive Officer and Chief Financial Officer (5)	Options	68,750	31,250	—	14.71	2025	—	—	—	—
	Options	56,250	43,750	—	23.60	2025	—	—	—	—
	Options	31,250	68,750	—	7.53	2026	—	—	—	—
	Options	—	175,000	—	6.22	2027	—	—	—	—
	RSUs	—	—	—	—	—	175,000	3,428,250	—	—
	PSUs	—	—	—	—	—	—	—	23,064	451,824
	PSUs	—	—	—	—	—	—	—	209,625	4,106,554
Jonathan Garen, Chief Business Officer	Options	15,625	34,375	—	7.60	2026	—	—	—	—
	Options	43,250	—	—	5.37	2027	—	—	—	—
	RSU’s	—	—	—	—	—	17,500	342,825	—	—
	PSUs	—	—	—	—	—	—	—	56,115	1,099,293
Paul Firuta, (former) Chief Commercial Officer (6)	Options	46,875	78,125	—	12.98	2026	—	—	—	—
	Options	43,250	—	—	5.37	2027	—	—	—	—
	RSUs	—	—	—	—	—	17,500	342,825	—	—
	PSUs	—	—	—	—	2026	—	—	56,115	1,099,293
Harald Petry, (former) Chief Scientific Officer (7)	Options	18,750	—	—	9.35	2018	—	—	—	—
	Options	8,750	—	—	18.21	2018	—	—	—	—
	RSUs	—	—	—	—	—	17,500	342,825	—	—
	PSUs	—	—	—	—	—	—	—	12,000	235,080
	PSUs	—	—	—	—	—	—	—	56,115	1,099,293

(1) The option grants typically vest over four years; 25% on the anniversary of the grant date and in equal monthly installments thereafter.

(2) RSU and PSU awards are valued based on the closing stock price of the Company on December 29, 2017 ($19.59)

(3) RSU awards vest 100% on the first anniversary following the grant date.

(4) PSU awards vest three years following the date of the grant, subject to the achievement of performance metrics.

(5) Mr. Kapusta served as our Chief Financial Officer since January 2015 and was appointed as our interim Chief Executive Officer on September 2016. He was appointed Chief Executive Officer on December 14, 2016 and has served as Chief Executive Officer since then.  He has remained the interim Chief Financial Officer of the Company.

(6) Mr. Firuta’s employment ended effective June 30, 2018.

(7) Dr. Petri’s employment ended effective December 31, 2017.

Potential Payments upon Termination or Change of Control

Our employment agreements with our named executive officers provide for payments for such named executive officers upon termination in certain circumstances, including in the event of change in control.

Matthew Kapusta

The Kapusta Employment Agreement requires us to provide compensation and/or other benefits to Mr. Kapusta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Other than in the event of a Change of Control Termination (described below), pursuant to the terms of the Kapusta Employment Agreement, if the Company terminates Mr. Kapusta’s employment (or fails to renew the Kapusta Employment Agreement) without Cause (defined below) or if Mr. Kapusta resigns or opts not to renew the Kapusta Employment Agreement for Good Reason (defined below), then Mr. Kapusta is entitled to Accrued Benefits (as defined below), twelve months of base salary, a lump sum bonus payment, accelerated vesting of options and restricted share unit awards which remain unvested as of the termination date, accelerated vesting of performance share unit awards to the extent then earned which remain unvested as of the termination date, and the continuation of certain other benefits.

If Mr. Kapusta’s employment with the Company terminates due to his death or disability, he will be entitled to Accrued Benefits and a lump sum bonus payment.

In the event of a Change of Control Termination (as defined below), Mr. Kapusta will be entitled in such circumstances to a lump sum payment equal to two times Mr. Kapusta’s then-current base salary (as defined in the Agreement) to be paid no later than sixty days after the termination date, his bonus (as defined in the Agreement) for the year of termination pro-rated based upon Mr. Kapusta’s termination date, and a lump sum representing and additional two times Mr. Kapusta’s bonus, to be paid no later than sixty days following the termination date.

In the event that Mr. Kapusta incurs excise tax liability pursuant to section 4999 of the Internal Revenue Code, as amended, he will be entitled to certain reductions in his severance payments which will have the result of providing him certain tax relief, all pursuant to the Kapusta Employment Agreement.

If Mr. Kapusta’s employment with the Company is terminated voluntarily without Good Reason by Mr. Kapusta, for Cause by the Company, upon a vote of the general meeting of the Company’s shareholders to dismiss him or upon a vote of the Board to recommend dismissal from his positions at the Company to the general meeting of the Company’s shareholders and /or to suspend Mr. Kapusta from his positions, then Mr. Kapusta is not entitled to any severance.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); (d) payment of unreimbursed business expenses incurred by Mr. Kapusta; and (e) rights to indemnification and directors’ and officers’ liability insurance coverage, under any agreement between the Company and Mr. Kapusta, and/or under any of the Company’s organizational documents.

“Cause” means the good faith determination by the Company, after written notice from the Board to Mr. Kapusta that one or more of the following events has occurred and stating with reasonable specificity the actions that constitute Cause and the specific reasonable cure (related to sections (a) and (h) below): (a) Mr. Kapusta has willfully or repeatedly failed to perform his material duties in his capacity as chief executive officer or as a statutory director, and such failure has not been cured after a period of thirty (30) days’ notice; (b) any reckless or grossly negligent act by Mr. Kapusta having the foreseeable effect of injuring the interest, business or reputation of the

Company, or any of its parent, subsidiaries or affiliates in any material respect and which did in fact cause such material injury; (c) Mr. Kapusta’s evidenced use of any illegal drug, or illegal narcotic, or excessive amounts of alcohol (as determined by the Company in its reasonable discretion) on Company property or at a function where Mr. Kapusta is working on behalf of the Company; (d) the indictment on charges or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a felony; (e) the conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a misdemeanor which, in the Board’s reasonable judgment, involves moral turpitude deceit, dishonesty or fraud, except that, in the event that Mr. Kapusta is indicted on charges for a misdemeanor set forth above, the Board may elect, in its sole discretion, to place Mr. Kapusta on administrative garden leave with continuation of full compensation and benefits under this Agreement during the pendency of the proceedings; (f) conduct by or at the direction of Mr. Kapusta constituting misappropriation or embezzlement of the property of the Company, or any of its parents or affiliates (other than the occasional, customary and de minimis use of Company property for personal purposes); (g) a breach by Mr. Kapusta of a fiduciary duty owing to the Company, including the misappropriation of (or attempted misappropriation of) a corporate opportunity or undisclosed self-dealing; (h) a material breach by Mr. Kapusta of any material provision of this Agreement, any of the Company’s written employment policies or Mr. Kapusta’s fiduciary duties to the Company, which breach, if curable, remains uncured for a period of thirty (30) days after receipt by Executive of written notice of such breach from the Board, which notice shall contain a reasonably specific description of such breach and the specific reasonable cure requested by the Board; and (i) any breach of Section 6 of the Kapusta Employment Agreement.

“Change of Control” means any of the following: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty (40) percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (c) the consummation of (1) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“Change of Control Termination” means (a) any termination by the Company of Mr. Kapusta’s employment, other than for, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control; or (b) any resignation by Mr. Kapusta for Good Reason, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control.

“Good Reason” means that Mr. Kapusta has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events: (a) a material diminution in Mr. Kapusta’s responsibilities, authority or duties (excluding any duties associated with any position that Mr. Kapusta may hold at the Company); (b) a diminution in Mr. Kapusta’s base salary, except for across-the-board salary reductions, based on the Company’s financial performance, similarly affecting all or substantially all other senior management employees of the Company, which reduction does not occur before January 1, 2016 and does not reduce Mr. Kapusta’s base salary (in the aggregate with any similar reductions during the term of employment) by more than 20% from Mr. Kapusta’s highest base salary; (c) a material change in the geographic location at which Mr. Kapusta provides services to the Company (i.e., outside a radius of fifty (50) miles from Boston, Massachusetts); or (d) the material breach of the Kapusta Employment Agreement by the Company (each a “Good Reason Condition”).

“Good Reason Process” means that (a) Mr. Kapusta reasonably determines in good faith that a Good Reason Condition has occurred; (b) Mr. Kapusta notifies the Board in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (c) Mr. Kapusta cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (d) notwithstanding such efforts, the Good Reason Condition continues to exist; and (e) Mr. Kapusta terminates the his employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Harald Petry

As discussed above, Dr. Petry left the employment of the Company on December 31, 2017 pursuant to the Petry Termination Agreement.   Under the Petry Termination Agreement, Dr. Petry was entitled to €202,546.26 gross pay, subject to authorized deductions, and a bonus of €76,562.49 for 2017. Also pursuant to the Petry Termination Agreement, certain of Dr. Petry’s equity awards, including 56,115 PSUs and 17,500 RSUs vested on January 3, 2018 and Dr. Petry is entitled to exercise stock options awarded under the 2014 Restated Plan.

Under the Petry Employment Agreement, in the event that the Petry Employment Agreement is terminated on the initiative of the Company, other than in the case of summary dismissal as referred to in article 7:677 of the Dutch Civil Code (“DCC”), long term illness (article 7:669 section 3 under b DCC) or severely culpable acts or omissions by Dr. Petry as referred to in article 7:669 section 3 under e DCC, the Company was required to grant Dr. Petry severance pay equal to 100% of his annual base salary excluding 8% holiday allowance (“Petry Severance Pay”) subject to authorized deductions. If Dr. Petry is to be exempted from work during the notice period, the Petry Severance Pay will be reduced by the period of exemption, provided that the Petry Severance Pay will be at least equal to the statutory transition payment in article 7:673 of the DCC.  If Dr. Petry is entitled to a transition payment as referred to in article 7:673 of the DCC, this transition payment shall deemed to be factored into the Petry Severance Pay.

Paul Firuta

Mr. Firuta’s employment with the Company ended on June 30, 2018 pursuant to the Firuta Termination Agreement.   Under the Firuta Termination Agreement, Mr. Firuta is entitled, through the earlier of September 30, 2018 or the commencement of new employment by Mr. Firuta, to receive: (i) his then-current salary to be paid in bi-weekly installments of $13,865.38, (ii) continued health insurance coverage, (iii) company cell phone, and (iv) certain other benefits in exchange for the provision of consulting services during that period and a general release of claims.

The Firuta Employment Agreement required us to provide compensation and/or other benefits to Mr. Firuta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits (defined below)) were conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Firuta Employment Agreement, if the Company terminated Mr. Firuta’s employment other than due to the death or Disability (defined below) of Mr. Firuta, or without Cause (defined below) or if Mr. Firuta resigned for Good Reason (defined below) or upon a Change of Control Termination (defined below), then Mr. Firuta would have been entitled to: (i) Accrued Benefits (as defined below); (ii) twelve months of base salary; and (iii) if Mr. Firuta and his eligible dependents were participating the Company’s health, dental and vision plans and elected to continue coverage through COBRA the Company would have paid or reimbursed the full cost of premiums until the earlier of (i) the 12 month anniversary of the termination date; (ii) the date that Mr. Firuta became eligible to enroll in the health, dental and vision plans of another employer; or (iv) the Company determined in good faith that these payments would result in a discriminatory health plan under the Patient Protection and Affordable Care Act of 2010. In the event of a Change of Control Termination, to avoid duplication of severance payments, any amount paid per the above would have been offset by severance amounts paid pursuant to the Company’s change of control guidelines.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); and (d) payment of unreimbursed business expenses incurred by Mr. Firuta.

“Cause” means the good faith determination by the Company (which determination shall be conclusive), after written notice from the Company to Mr. Firuta that one or more of the following events has occurred and stating with reasonable specificity the actions that constitute Cause and the specific reasonable cure (related to sections (a) and (h) below): (a) Mr. Firuta has willfully or repeatedly failed to perform his material duties and such failure has not been cured after a period of thirty (30) days’ notice; (b) any reckless or grossly negligent act by Mr. Firuta having the foreseeable effect of injuring the interest, business or reputation of the Company, or any of its parent, subsidiaries or affiliates in any material respect; (c) Mr. Firuta’s evidenced use of any illegal drug, or illegal narcotic, or excessive amounts of alcohol (as determined by the Company in its reasonable discretion) on Company property or at a function where Mr. Firuta is working on behalf of the Company; (d) the indictment on charges or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a felony; (e) the conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a misdemeanor which, in the Company’s reasonable judgment, involves moral turpitude deceit, dishonesty or fraud, except that, in the event that Mr. Firuta is indicted on charges for a misdemeanor set forth above, the Board may elect, in its sole discretion, to place Mr. Firuta on administrative garden leave with continuation of full compensation and benefits under this Agreement during the pendency of the proceedings; (f) conduct by or at the direction of Mr. Firuta constituting misappropriation or embezzlement of the property of the Company, or any of its parents or affiliates (other than the occasional, customary and de minimis use of Company property for personal purposes); (g) a breach by Mr. Firuta of a fiduciary duty owing to the Company, including the misappropriation of (or attempted misappropriation of) a corporate opportunity or undisclosed self-dealing; (h) a material breach by Mr. Firuta of any material provision of this Agreement, any of the Company’s written employment policies or Mr. Firuta’s fiduciary duties to the Company, which breach, if curable, remains uncured for a period of thirty (30) days after receipt by Executive of written notice of such breach from the Company, which notice shall contain a reasonably specific description of such breach and the specific reasonable cure requested by the Board; and (i) any breach of Mr. Firuta’s separate obligations to the Company with respect to confidentiality, developments and other restrictive covenants.

“Change of Control” means the date on which any of the following occur: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty (40) percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (b) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (c) the consummation of (1) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“Change of Control Termination” means (i) any termination by the Company of Mr. Firuta’s employment other than for Cause that occurs within 12 months after the Change of Control; or (ii) any resignation by Mr. Firuta for Good Reason that occurs within 12 months after the Change of Control.

“Disability” means an incapacity by accident, illness or other circumstances which renders Mr. Firuta mentally or physically incapable of performing the duties and services required of him under the Firuta Employment Agreement on a full-time basis for a period of at least 120 days.

“Good Reason” means that Mr. Firuta has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events taken by the Company without Mr. Firuta’s prior written consent: (a) a material diminution in Mr. Firuta’s responsibilities, authority or duties; (b) a material reduction in Mr. Firuta’s base salary, except for across-the-board salary reductions similarly affecting all or substantially all other senior management employees of the Company and which does not adversely affect Mr. Firuta to a greater extent than other similarly situated employees and that such reduction may not exceed 20%; (c) a material change in the geographic location at which Mr. Firuta provides services to the Company (i.e., outside a radius of fifty (50) miles from Dublin, Pennsylvania or Lexington, Massachusetts); or (d) the material breach of the Firuta Employment Agreement by the Company (each a “Good Reason Condition”).

“Good Reason Process” means that (a) Mr. Firuta reasonably determines in good faith that a Good Reason Condition has occurred; (b) Mr. Firuta notifies the Company in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (c) Mr. Firuta cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (d) notwithstanding such efforts, the Good Reason Condition continues to exist; and (e) Mr. Firuta terminates his employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Jonathan Garen

The Garen Employment Agreement requires us to provide compensation and/or other benefits to Mr. Garen during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits (defined below)) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Garen Employment Agreement, if the Company terminates Mr. Garen’s employment other than due to the death or Disability (defined below) of Mr. Garen, or without Cause (defined below) or if Mr. Garen resigns for Good Reason (defined below) or upon a Change of Control Termination (defined below), then Mr. Garen is entitled to Accrued Benefits (as defined below) and twelve months of base salary. In the event of a Change of Control Termination, to avoid duplication of severance payments, any amount paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); and (d) payment of unreimbursed business expenses incurred by Mr. Garen.

“Cause” means the good faith determination by the Company (which determination shall be conclusive), after written notice from the Company to Mr. Garen that one or more of the following events has occurred and stating with reasonable specificity the actions that constitute Cause and the specific reasonable cure (related to sections (a) and (h) below): (a) Mr. Garen has willfully or repeatedly failed to perform his material duties and such failure has not been cured after a period of thirty (30) days’ notice; (b) any reckless or grossly negligent act by Mr. Garen having the foreseeable effect of injuring the interest, business or reputation of the Company, or any of its parent, subsidiaries or affiliates in any material respect; (c) Mr. Garen’s evidenced use of any illegal drug, or illegal narcotic, or excessive amounts of alcohol (as determined by the Company in its reasonable discretion) on Company property or at a function where Mr. Garen is working on behalf of the Company; (d) the indictment on charges or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a felony; (e) the conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a misdemeanor which, in the Company’s reasonable judgment, involves moral turpitude deceit, dishonesty or fraud, except that, in the event that Mr. Garen is indicted on charges for a misdemeanor set forth above, the Board may elect, in its sole discretion, to place Mr. Garen on administrative garden leave with continuation of full compensation and benefits under this Agreement during the pendency of the proceedings; (f) conduct by or at the direction of Mr. Garen constituting misappropriation or embezzlement of the property of the Company, or any of its parents or affiliates (other than the occasional, customary and de minimis use of Company property for personal purposes); (g) a material breach by Mr. Garen of a fiduciary duty owing to the Company, including the misappropriation of (or attempted misappropriation of) a corporate opportunity or undisclosed self-dealing; (h) a material breach by Mr. Garen of any material provision of this Agreement, any of the Company’s written employment policies or Mr. Garen’s fiduciary duties to the Company, which breach, if curable, remains uncured for a period of thirty (30) days after receipt by Executive of written notice of such breach from the Company, which notice shall contain a reasonably specific description of such breach and the specific reasonable cure requested by the Board; and (i) any breach of Mr. Garen’s separate obligations to the Company with respect to confidentiality, developments and other restrictive covenants.

“Change of Control” means the date on which any of the following occur: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty (40) percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (b) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (c) the consummation of (1) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“Change of Control Termination” means (i) any termination by the Company of Mr. Garen’s employment other than for Cause that occurs within 12 months after the Change of Control; or (ii) any resignation by Mr. Garen for Good Reason that occurs within 12 months after the Change of Control.

“Disability” means an incapacity by accident, illness or other circumstances which renders Mr. Garen mentally or physically incapable of performing the duties and services required of him under the Garen Employment Agreement on a full-time basis for a period of at least 120 days.

“Good Reason” means that Mr. Garen has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events taken by the Company without Mr. Garen’s prior written consent: (a) a material diminution in Mr. Garen’s responsibilities, authority or duties; (b) a material reduction in Mr. Garen’s base salary, except for across-the-board salary reductions similarly affecting all or substantially all other senior management employees of the Company and which does not adversely affect Mr. Garen to a greater extent than other similarly situated employees and that such reduction may not exceed 20%; (c) a material change in the geographic location at which Mr. Garen provides services to the Company (i.e., outside a radius of fifty (50) miles from Lexington, Massachusetts); or (d) the material breach of the Garen Employment Agreement by the Company (each a “Good Reason Condition”).

“Good Reason Process” means that (a) Mr. Garen reasonably determines in good faith that a Good Reason Condition has occurred; (b) Mr. Garen notifies the Company in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (c) Mr. Garen cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (d) notwithstanding such efforts, the Good Reason Condition continues to exist; and (e) Mr. Garen terminates the his employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Current Director Compensation Arrangements

Our Remuneration Policy provides guidelines for the compensation of non-executive directors. Our non-executive directors are compensated for their services on our Board as follows:

•                  Each non-executive director receives an annual retainer of $35,000, pro-rated for service over the course of the year.

•                  The chairman of the board receives an additional annual retainer of $70,000.

•                  Each non-executive director who serves as member of a committee of our Board receives additional compensation as follows:

•                  Compensation Committee:  an annual retainer of $5,000; chair an annual retainer of $10,000.

•                  Nominating and Corporate Governance Committee:  an annual retainer of $5,000; chair an annual retainer of $10,000.

•                  Audit Committee: an annual retainer of $7,500; chair an annual retainer of $15,000.

•                  Each non-executive director receives of an annual equity grant consisting of one-half options and one-half RSUs with a one-year vesting period for each. The size of the annual equity grant is determined by reference to our peer group companies.

Each annual retainer for Board and committee service is payable semi-annually.

Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which she or he serves.

DIRECTOR COMPENSATION TABLE

The following table summarizes the annual compensation paid to those persons who served as our directors during the fiscal year ended December 31, 2017.

Name	Fees Earned ($)	Option Awards ($)	Restricted Stock Unit Awards ($)	Total ($)
Philip Astley-Sparke	72,219	75,281	127,318	274,818
Jack Kaye	52,959	39,389	54,803	147,151
Will Lewis (1)	40,486	9,785	2,764	53,035
David Schaffer	—	30,069	57,567	87,636
Paula Soteropoulos	43,240	28,881	57,567	129,688
Madhavan Balachandran (2)	11,836	3,583	—	15,419
Jeremy Springhorn (3)	15,534	3,583	—	19,117
Dr. Sander van Deventer (4)	35,205	36,626	57,566	129,397

(1) Will Lewis ceased to be one of our directors at our extraordinary general meeting on September 14, 2017.

(2) Madhavan Balachandran was appointed to be one of our directors at our extraordinary general meeting on September 14, 2017.

(3) Jeremy Springhorn was appointed to be one of our directors at our extraordinary general meeting on September 14, 2017.

(4) Dr. Sander van Deventer ceased to be one of our directors at our extraordinary general meeting on September 14, 2017.

Mr. Kapusta’s compensation is disclosed above in the section titled “Management Compensation.”

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls.  PricewatershouseCoopers Accounts N.V., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2017 with the Company’s management and PricewatershouseCoopers Accounts N.V.  To ensure independence, the Audit Committee met separately with PricewatershouseCoopers Accounts N.V. and members of the Company’s management.  These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).  In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with PricewatershouseCoopers Accounts N.V. its independence from the Company.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

The Audit Committee

/s/ Jack Kaye
Jack Kaye, Chairman

/s/ Philip Astley-Sparke
Philip Astley-Sparke

/s/ Jeremy Springhorn
Jeremy Springhorn

September 26, 2018

GENERAL MATTERS

Availability of Certain Documents

This Proxy Statement, a copy of our 2017 Annual Report on Form 10-K and our other filings have been posted on our website at http://www.uniqure.com/investors-newsroom/sec-filings.php.   A copy of our Dutch statutory annual accounts is available on our website at www.uniqure.com or may be obtained free of charge by written request.

Please send a written request to investor relations at the Company’s principal executive offices below:

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

Attention: Investor Relations

Email: investors@uniQure.com

or to the Company’s administrative offices:

uniQure N.V.

113 Hartwell Avenue

Lexington, MA 02421

United States

Attention: Investor Relations

Shareholder Communications

The Company has a process for shareholders who wish to communicate with the Board.  Shareholders who wish to communicate with the Board may write to the Board at the address of the Company’s principal executive office given above. These communications will be received by Investor Relations, and will be presented to the Board in the discretion of investor relations. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any communication determined in good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Board.

Proposals for the 2019 Annual General Meeting of Shareholders

If any shareholder wishes to propose a matter for consideration at our 2019 annual general meeting of shareholders, the proposal should be delivered to investor relations at the address above.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement and form of proxy for our 2019 annual general meeting of shareholders, a proposal must be received by investor relations on or before January 1, 2019, unless the date of the 2019 annual general meeting is changed by more than 30 days from the date of the 2018 annual general meeting of shareholders, and must satisfy the proxy rules promulgated by the SEC.

Any other shareholder proposals and nominations to be presented at our 2019 annual general meeting of shareholders, must be received by the Company no later than 60 days before the date of the annual general meeting and must otherwise be given pursuant to the requirements of Dutch law.

Proposals and nominations that are not received by the dates specified above will be considered untimely. In addition, proposals must comply with the laws of the Netherlands, our Articles of Association and the rules and regulations of the SEC.

Other Matters

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the Extraordinary Meeting other than those described above.  However, if any other matters should properly come before the Extraordinary Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

September 26, 2018	By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta, Chief Executive Officer, interim Chief Financial Officer and Executive Director

. uniQure N.V. C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 4:00 p.m., Central Time, on October 23, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/QURE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposal — The Management Board recommends a vote FOR Proposal 1. For Against Abstain + 1. Appointment of Robert Gut, M.D. Ph.D as an executive director. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 3 9 0 0 4 2 1 02WUHC A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — uniQure N.V. + 2018 EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS Proxy and Power of Attorney of Shareholders The undersigned shareholder of uniQure N.V. (the “Company”) hereby constitutes and appoints each of Philip Astley-Sparke, Matthew Kapusta and David Cerveny as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Extraordinary General Meeting of Shareholders of the Company to be held at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, at 9:30 a.m. CEST on Wednesday, 24 October 2018 and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL NOT BE VOTED. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C B